UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

TOWER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

001-34277	25-1445946
(Commission file number)	(IRS employer ID)

112 Market Street, Harrisburg, Pennsylvania	17101
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 231-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 10, 2010, Tower Bancorp, Inc. (“Tower”), the holding company for Graystone Tower Bank (“Graystone”), completed its acquisition of First Chester County Corporation (“First Chester”), the holding company for First National Bank of Chester County (“FNB”), through the merger of First Chester with and into Tower (the “Merger”). The Merger was consummated pursuant to the Agreement and Plan of Merger dated December 27, 2009 between Tower and First Chester, as amended (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, First Chester shareholders will receive, for each share of First Chester common stock held, 0.356 shares of Tower common stock (the “Exchange Ratio”). The exchange ratio was calculated in accordance with the terms of the Merger Agreement, and was determined based on First Chester Delinquent Loans (as defined in the Merger Agreement) of $69.7 million calculated as of November 30, 2010. Cash will be paid to First Chester shareholders in lieu of any fractional shares.

The total estimated purchase price of the transaction is valued at approximately $49.8 million, based on the issuance of 2,248,438 shares of Tower common stock to First Chester shareholders in connection with the Merger and a closing price of Tower common stock of $22.14 on December 10, 2010.

In connection with the Merger, the parties have caused FNB to merge with and into Graystone, with Graystone the surviving institution (the “Bank Merger”). The former offices of FNB are now operating under the title “1N Bank, a Division of Graystone Tower Bank” (the “1N Bank Division”).

After giving effect to the Merger, Graystone now operates 49 offices in Centre, Chester, Cumberland, Dauphin, Delaware, Franklin, Fulton, Lancaster, Lebanon and York Counties of Pennsylvania and Washington County of Maryland. Through its Graystone Bank, Tower Bank and 1N Bank divisions, together with its Wealth Management Division and mortgage banking subsidiary, Graystone Mortgage, LLC, Graystone offers a complete range of financial products to consumers, businesses, and not-for-profit customers.

A copy of the press release announcing completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

Effective December 10, 2010, and in accordance with the Merger Agreement, Clifford E. DeBaptiste, John A. Featherman, III, and Edward A. Leo have been appointed to serve as directors of Tower, each to serve a term of office through the 2011 annual meeting of shareholders and until their successors are elected and qualified. Messrs. DeBaptiste and Leo were formerly directors of First Chester and FNB, and Mr. Featherman was formerly Chairman, President and Chief Executive Officer of First Chester and FNB. Pursuant to the Merger Agreement, Tower agreed to nominate and recommend the aforementioned individuals as is necessary to ensure that each such person shall have the opportunity to serve as a director of Tower for a minimum of three years. None of the new directors have been appointed to any committees of the Board.

Set forth below are the names, ages and other biographical information with regard to the new directors.

Clifford E. DeBaptiste, 86, served as a director of First Chester since 1984 and a director of FNB since 1975. Mr. DeBaptiste founded DeBaptiste Funeral Homes, Inc. in 1954 and presently serves as its Chairman, Supervisor and Director.

John A. Featherman, III, 72, served as Chairman of the Boards of First Chester and FNB and Chief Executive Officer of First Chester and FNB since November 2003, as President of First Chester and FNB since October 2009 and as director of First Chester and FNB since 1985. Mr. Featherman is an attorney and was a principal of the law firm of MacElree Harvey, Ltd. from 1969 to 2004.

Edward A. Leo, 63, served as a director of First Chester and FNB since January 2005. Mr. Leo has served as the Chairman of the Board and Chief Executive Officer of Country Fresh Mushroom Co., a packer and distributor of mushrooms and mushroom products, and the Managing Member of John C. Leo & Son, LLC, a grower of fresh mushrooms, since 1972. Prior to that, Mr. Leo also served as a board member and officer of Laurel Valley Farms, a producer of compost and other soil products. Mr. Leo also currently serves as a Member of the Board of the Chester County Economic Development Council.

In accordance with Tower’s outside director fee schedule for 2011, Messrs. DeBaptise and Leo will each be entitled to receive an annual retainer in the amount of $27,000 for his service as a director, $12,000 of which is payable in cash and the remainder of which is payable in the form of an equity award having a fair market value of $15,000 on the date of grant. Each director is required to attend at least 75% of the combined meetings of the Board and each committee on which such director serves, if any, in order to be eligible to receive the retainer. Each will also be entitled to receive an additional $1,200 for each Board meeting they attend and an additional $800 for each committee meeting attended. As of the date hereof, none of the new directors has been appointed to serve on any committee of the Board.

Additionally, and subject to applicable eligibility requirements, the new directors are eligible to participate in Tower’s Non-qualified Option Plan for Outside Directors, 2010 Stock Incentive Plan, and the Graystone Financial Corp. 2007 Stock Incentive Plan, the terms of which are described under the heading “Compensation of Directors” beginning on page 48 of Tower’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2010. That summary is incorporated herein by reference.

Employment Agreement with Mr. Featherman. Additionally, and in accordance with the Merger Agreement, Mr. Featherman entered into an employment agreement with Tower, as amended (the “Featherman Agreement”), effective upon the Merger, which replaces his old employment agreement with First Chester and FNB and terminates his right to receive payments under such agreement.

Pursuant to the Featherman Agreement, Mr. Featherman will serve as Chairman and Chief Executive Officer of the 1N Bank Division of Graystone. His initial annual base salary will be $364,109 per year. The agreement is for a term of three years and will renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of non-renewal is given. Mr. Featherman may only be terminated for “cause” as defined in the agreement. He may terminate his employment for “good reason” as defined in the agreement.

If his employment is terminated after a change of control of Tower for any reason other than for cause, or if he terminates his employment for good reason after a change of control of Tower, Mr. Featherman will be entitled to a payment equal to 2.99 times the sum of his highest annual base salary during the immediately preceding three calendar years and the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination. If Mr. Featherman is terminated without cause or if he terminates his employment for good reason, and a change of control of Tower has not occurred, Mr. Featherman will be entitled to a payment equal to the remainder of amounts that would otherwise be payable to him through the remaining term of the agreement paid as if the remaining unexpired term was three years.

In either event, for three years from termination of employment, he shall also be entitled to participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination. If he is not able to participate as his participation would violate the terms of the plans, then he would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits. If he is terminated without cause or terminates employment for good reason, he will also receive the additional retirement benefits which he would have received had he stayed through the term of the agreement, if the plan allows it.

If Mr. Featherman terminates the agreement for any reason except good reason and not in connection with a change of control, then he will be entitled to receive the same payments and benefits as though he resigned for good reason; provided, however, that such payments and benefits would be computed with reference to the actual unexpired term of the agreement (rather than the fixed three year period described above).

In the event that a payment under the agreement standing alone or when combined with the other benefits which he will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then Mr. Featherman will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

The foregoing description of the Featherman Agreement is qualified in its entirety by reference to the full text of the Featherman Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Except as disclosed above, there was no arrangement or understanding between the new directors and any other person pursuant to which he was selected as a director and Tower is unaware of any other transactions between the new directors and Tower requiring disclosure pursuant to Item 404(a) of Regulation S-K.

Appointment of Executive Officer

Effective upon the Merger, Tower appointed Clay T. Henry, 50, as Executive Vice President – Wealth Management Division of Graystone. Prior to this appointment, Mr. Henry served as Executive Vice President of First National Wealth Management, a division of FNB, which included the Wealth Management and Financial Advisory Services Departments, since October 2006. Prior to joining FNB, Mr. Henry served as Executive Vice President of Millennium Wealth Management, a division of Harleysville National Bank since March 1998. Prior to that, Mr. Henry held various positions with PNC Asset Management Group, including Director of Investment Services and Marketing and Director of Strategic Planning and Acquisitions.

In connection with the Merger, Graystone assumed the obligations of FNB under a separation benefits agreement between FNB and Mr. Henry, as amended (the “Separation Benefits Agreement”). Because the Merger constituted a change of control for purposes of the agreement, Mr. Henry will be entitled to receive certain benefits in the event Mr. Henry terminates his employment with Graystone (except by reason of death, disability or termination for cause). In such an event, Graystone will be required to continue Mr. Henry’s base salary and fringe benefits (including, without limitation, life, disability, accident and group health insurance benefits coverage) for a period of one year post-termination on substantially the same terms and conditions provided immediately prior to termination and will be required to pay to Mr. Henry any bonus Mr. Henry would otherwise be eligible to receive for the year in which termination occurs and the following year (on a pro rata basis).

The foregoing description of the Separation Benefits Agreement is qualified in its entirety by reference to the full text of the Separation Benefits Agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01	Other Events.

Effective December 10, 2010, and in accordance with the Merger Agreement, Brian Campbell, J. Carol Hanson and Matthew Naylor have been appointed to serve as directors of Graystone Tower Bank, each to serve a term of office through the 2011 annual meeting of shareholders and until their successors are elected and qualified. Each of these individuals was formerly a director of First Chester and FNB.

In connection with the Merger, on December 10, 2010, Graystone terminated its relationship with and its 20% interest in Dellinger, Dolan, McCurdy and Phillips Investment Advisors, LLC, through which Graystone previously offered investment advisory services to certain customers. On a consolidated basis, Tower expects to recognize a one-time expense of approximately $1.5 million, pre-tax, in connection with the termination of this relationship in the fourth quarter of 2010.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is a complete copy of First Chester’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which provides certain historical information regarding First Chester and its operations.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited consolidated balance sheets of First Chester as of December 31, 2009 and 2008 and the audited consolidated statements of operations and cash flows of First Chester for the years ended December 31, 2009, 2008 and 2007, and the notes related thereto, are included on pages F-1 through F-57 of First Chester’s Annual Report on Form 10-K attached hereto as Exhibit 99.2 and incorporated herein by reference.

Unaudited consolidated balance sheets of First Chester as of September 30, 2010 and the unaudited consolidated statements of operations and cash flows of First Chester for the nine-month period ended September 30, 2010, and the notes related thereto, from pages 2 through 34 of First Chester’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(b) Pro Forma Financial Information.

The pro forma information required by this item will be provided by amendment no later than 71 days after the date of this Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of December 27, 2009 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on December 28, 2010).

2.2	First Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of March 4, 2010 (incorporated by reference to Exhibit 10.1 to Tower’s Report on Form 8-K filed on March 9, 2010).

2.3	Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of August 25, 2010 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on August 26, 2010).

2.4	Third Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of October 28, 2010 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on November 2, 2010).

10.1	Employment Agreement by and among John A. Featherman, III, First National Bank of Chester County, Tower Bancorp, Inc. and First Chester County Corporation dated December 27, 2009 and effective December 10, 2010, as amended by an Amendment of Employment Agreement by and among John A. Featherman, III, First National Bank of Chester County, Tower Bancorp, Inc. and First Chester County Corporation dated as of September 1, 2010.

10.2	Separation Benefits Agreement by and between First National Bank of Chester County and Clay T. Henry dated as of October 2, 2006, as amended by an Amendment to Executive Agreement by and between First National Bank of Chester County and Clay T. Henry dated as of December 24, 2008.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release dated December 10, 2010.

99.2	Annual Report on Form 10-K of First Chester County Corporation for the year ended December 31, 2009, filed on July 27, 2010 (SEC File No. 001-34500).

99.3	Unaudited consolidated balance sheets of First Chester County Corporation as of September 30, 2010 and the unaudited consolidated statements of operations and cash flows of First Chester for the nine-month period ended September 30, 2010, and the notes related thereto, from the Quarterly Report on Form 10-Q of First Chester County Corporation for the quarter ended September 20, 2010, filed as Exhibit 99.2 of Registrant’s Current Report on Form 8-K filed on November 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER BANCORP, INC.
(Registrant)

Date: December 13, 2010	By:	/S/ ANDREW S. SAMUEL
Andrew S. Samuel
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of December 27, 2009 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on December 28, 2010).

2.2	First Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of March 4, 2010 (incorporated by reference to Exhibit 10.1 to Tower’s Report on Form 8-K filed on March 9, 2010).

2.3	Second Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of August 25, 2010 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on August 26, 2010).

2.4	Third Amendment to Agreement and Plan of Merger by and between Tower Bancorp, Inc. and First Chester County Corporation dated as of October 28, 2010 (incorporated by reference to Exhibit 2.1 to Tower’s Report on Form 8-K filed on November 2, 2010).

10.1	Employment Agreement by and among John A. Featherman, III, First National Bank of Chester County, Tower Bancorp, Inc. and First Chester County Corporation dated December 27, 2009 effective December 10, 2010, as amended by an Amendment of Employment Agreement by and among John A. Featherman, III, First National Bank of Chester County, Tower Bancorp, Inc. and First Chester County Corporation dated as of September 1, 2010.

10.2	Separation Benefits Agreement by and between First National Bank of Chester County and Clay T. Henry dated as of October 2, 2006, as amended by an Amendment to Executive Agreement by and between First National Bank of Chester County and Clay T. Henry dated as of December 24, 2008.

23.1	Consent of Grant Thornton LLP.

99.1	Press Release dated December 10, 2010.

99.2	Annual Report on Form 10-K of First Chester County Corporation for the year ended December 31, 2009, filed on July 27, 2010 (SEC File No. 001-34500).

99.3	Unaudited consolidated balance sheets of First Chester County Corporation as of September 30, 2010 and the unaudited consolidated statements of operations and cash flows of First Chester for the nine-month period ended September 30, 2010, and the notes related thereto, from the Quarterly Report on Form 10-Q of First Chester County Corporation for the quarter ended September 20, 2010, filed as Exhibit 99.2 of Registrant’s Current Report on Form 8-K filed on November 18, 2010.